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                                 EXHIBIT 10.8A

                       CORPORATEplan for Retirement/SM/
                          Profit Sharing/401(k) Plan
                      Fidelity Basic Plan Document No. 07
                                 Amendment One

Section 2.01(a) (7) "Compensation" is amended to include:
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     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a) (17) (B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a) (17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. Notwithstanding 2.01(a) (7) (A), for purpose of Section 4.02 (Additional Limit on Deferral Contributions) and Section 4.04 (Limit on Matching Contributions), the Employer may use Compensation as defined in section 5.03(e) (2) excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Section 125, 402(a) (8), 402(h) or 403(b) of the Code.

     If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

Section 8.01(d) "Distribution of Benefits to Participants and Beneficiaries" is
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amended to include:

     (5) If a distribution is one to which sections 401(a) (11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a) - 11(c) of the Income Tax Regulations is given, provided that:

         (1) the administrator clearly informs the Participant that the Participant has a
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             right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution.
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                                   ADDENDUM
                                      to
                         CORPORATEplan for Retirement
                        THE PROFIT SHARING/401(K) PLAN
                      FIDELITY BASIC PLAN DOCUMENT No. 07


                        Re: Retroactive Effective Dates


This Addendum is intended to clarify and set forth the effective dates of certain provisions of the Plan with respect to the adopting Employer. This Addendum applies only to the extent that the Employer has not amended the Plan with respect to the applicable provisions of the Tax Reform Act of 1986 ("TRA '86"). Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) TRA '86, (ii) any other change in the Code or ERISA, or (iii) regulations, rulings, or other published guidance issued under the Code, ERISA, or TRA '86, the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, or TRA '86), including, but not limited to, the following:

(a) The following changes as required by TRA '86 are effective for Plan Years beginning after December 31, 1986, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable exemption or waiver:

     (1) Changes in the definition of Employee in Section 2.01(a)(10) to reflect changes in the safe harbor exclusion for Leased Employees;

     (2) Changes in the definition of Highly Compensated Employee in Section 2.01(a)(16);

     (3) Addition of the aggregate deferral limit under Section 402(g) of the Code in Section 4.01(c);

     (4) Changes to the Code Section 401(k) discrimination test in Section 4.02;

     (5) Addition of the Code Section 401(m) discrimination test and application of the Aggregate Limit in Section 4.04;

     (6) Compliance with the Code Section 414(s) compensation definition requirements in Sections 5.03 and 9.03;

     (7) Changes in the Participant Loan provisions in Section 7.09, if applicable, to reflect new dollar limitations, repayment requirements, and restrictions applicable to Highly Compensated Employees under
         Section 72 (p) of the Code;
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     (8) Changes in the definition of Key Employee in section 9.02(a); and

     (9) Changes in the definition of Top-Heavy Ratio in section 9.02(c)(3) to provide for ratable accrual.

(b) Changes in the 415 limitations in Section 5.03 as required by TRA '86 are effective for limitation years beginning after December 31, 1986, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption; provided, however, that Annual Additions shall not be recalculated to take into account all Employee contributions for limitation years beginning before the effective date.

(c) The following changes as required by TRA '86 are effective for Plan Years beginning after December 31, 1987, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption:

     (1) Changes required to provide that allocations shall not be decreased or discontinued because of attainment of any age, if any; and

     (2) Changes in the definition of Normal Retirement Age in Section 1.06(a), if any, to reflect the five years of participation rule.

(d) The following changes as required by TRA '86 are effective for Plan Years beginning after December 31, 1988, unless a delayed effective date applies because the Plan is collectively-bargained or because of an applicable waiver or exemption:

     (1) Changes in the vesting schedule specified in Section 1.07, if applicable;

     (2) Changes in the permitted disparity rules in Section 4.06(b)(2), if applicable; and

     (3) Changes in the requirements for electing a former vesting schedule in
         Section 10.03, if applicable.

Notwithstanding the foregoing and subject to applicable law, with respect to Plan Years beginning after December 31, 1986, and before the date of this restatement of the Plan, the Employer may elect to operate the Plan in accordance with any transitional rule published by the Internal Revenue Service or a reasonable, good faith interpretation of TRA '86 and related applicable law, in which event such transitional rule or good faith interpretation shall prevail over the provisions in this restatement of the Plan with respect to such Plan Year.

Each other change made under the Plan is effective as of the date specified in
Section 1.01(g) of the Adoption Agreement, unless otherwise specifically provided by the terms of the Plan.